As filed with the Securities and Exchange Commission on April 15, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2003

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

Item 7 Financial Statements and Exhibits

     (c)  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	News release disseminated on April 15, 2003 by First Charter Corporation.

99.2	The script prepared for use by First Charter Corporation executives for securities analysts meeting held on April 15, 2003, discussing first quarter 2003 results and present growth and earnings estimates for fiscal year 2003 and other business information.

99.3	Slide Package prepared for use with the script included as Exhibit 99.2 by First Charter Corporation Executives for securities analysts meeting held on April 15, 2003, discussing first quarter 2003 results and present growth and earnings estimates for fiscal year 2003 and other business information.

Item 9 REGULATION FD DISCLOSURE

     The information furnished in this section is intended to be included under “Item 12. Disclosure of Results of Operations and Financial Condition” and is furnished under this Item 9 in accordance with SEC Release No. 33-8216.

     On April 15, 2003 First Charter Corporation announced its financial results for the three-month period ended March 31, 2003. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

     On April 15, 2003, as previously announced, First Charter Corporation held a simultaneous analyst presentation and audio webcast to discuss first quarter 2003 results and present growth and earnings estimates for fiscal year 2003 and other business information. The script and corresponding slide package prepared for use by First Charter Corporation executives at this presentation are posted to First Charter Corporation’s website, www.firstcharter.com, and the script and certain of the slides are also furnished herewith as Exhibits 99.2 and 99.3, respectively. In addition, all of the information in the presentations is presented as of April 15, 2003, and First Charter Corporation does not assume any obligation to update such information in the future.

     The information included in this Item 9., as well as Exhibits 99.1, 99.2 and 99.3 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Robert O. Bratton

Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: April 15, 2003

EXHIBIT INDEX

Exhibit No.	Description

	99.1	News Release disseminated on April 15, 2003 by First Charter Corporation.

	99.2	The script prepared for use by First Charter Corporation Executives for securities analysts meeting held on April 15, 2003, discussing first quarter 2003 results and present growth and earnings estimates for fiscal year 2003 and other business information.

	99.3	Slide Package prepared for use with the script included as Exhibit 99.2 by First Charter Corporation Executives for securities analysts meeting held on April 15, 2003, discussing first quarter 2003 results and present growth and earnings estimates for fiscal year 2003 and other business information